Exhbit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Reports Exciting New Drill Results at Mesquite Mine

    <<
    -  Further drilling at Brownie Hill zone confirms and extends the previously identified inferred oxide resource
    -  Drilling at the Big Chief zone identifies new oxide and non-oxide mineralization below the current Big Chief pit
    -  Drilling at Vista identifies significant non-oxide mineralization at depth
    -  Updated resource estimates at Brownie Hill expected by end of first quarter
    >>

    TORONTO, Feb. 8 /CNW/ - Western Goldfields, Inc. (TSX:WGI,
OTC BB:WGDF.OB) today announced exciting new results from exploration drilling at its wholly owned Mesquite Mine in Imperial County, California. The Company
now has completed 40,700 feet of the 70,000-foot drilling program that it announced September 21, 2006. It has received results from nine holes drilled at the Brownie Hill, Big Chief, and Vista zones, in addition to the seven holes previously completed at Brownie Hill and announced on December 13, 2006.
    "We continue to be very pleased with the results of our exploration program," said Raymond Threlkeld, President and Chief Executive Officer.
"These results confirm the potential for additional resources at the Mesquite
Mine, and should further increase the value of our property and our company.
We continue to view Mesquite as being a truly unique and exciting North
American opportunity."
    The results received for the Brownie Hill zone include an additional five holes, confirming the dimensions and grade of the previously identified inferred resource. Hole WM16 intersected 230 feet of oxide mineralization averaging 0.024 ounces per ton of gold, extending the inferred mineral resource approximately 150 feet to the northwest along the targeted trend of mineralization. Approximately 31,000 feet of drilling in 38 holes has been completed at Brownie Hill, providing drill coverage on a 140 foot by 140 foot spacing. Results have been received for 12 holes to date, and results for the remaining holes are currently being analyzed.
    The Company received positive results for two holes drilled at the Big
Chief zone, identifying additional oxide and non-oxide mineralization below the previously mined pit. Two condemnation holes, WM05 and WM06, drilled to sterilize areas for in-pit waste storage, intersected significant oxide and non-oxide mineralization. Drill hole WM05 intersected 70 feet of oxide mineralization averaging 0.044 ounces of gold per ton and 370 feet of non-oxide mineralization averaging 0.024 ounces of gold per ton. Drill hole
WM06 intersected 115 feet of non-oxide mineralization averaging 0.025 ounces of gold per ton.
    At the Vista zone, a total of four drill holes have been completed on the
Vista mineralization trend targeting the non-oxide mineralization at depth.
Initial results received for two holes include 365 feet of non-oxide mineralization averaging 0.021 ounces of gold per ton in drill hole WM18.
    "The non-oxide mineralization in the Vista pit and thickness of non-oxide mineralization in drill hole WM05 in the Big Chief pit demonstrate the excellent potential unfolding at Mesquite," added Mr. Threlkeld. "Our immediate objective is to complete the drilling at Brownie Hill to provide a resource and reserve update, and then we will shift the exploration focus to the oxide and non-oxide resource discovered immediately below the Big Chief pit. We expect to update the resource estimate for Brownie Hill by the end of the first quarter of 2007."
    All analyses were performed by American Assay Laboratories, Inc. (Reno,
Nevada, USA), an ISO/IEC 17025 certified laboratory.

    The data contained in this news release has been prepared under the supervision of Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields, and the Qualified Person under NI 43-101 for the project. A complete table of the drill results is included in the Appendix to this release. Plans and Sections detailing the locations of the Brownie Hill drilling zone as well as the drill results announced in the Company's news release dated December 13, 2006, are posted on Western Goldfields' website at
www.westerngoldfields.com.

    Western Goldfields, Inc.
    ------------------------
    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its
Mesquite Mine, located in Imperial County, California, and returning the mine to full production. On August 9, 2006, Western Goldfields announced that the
Mesquite Mine's Proven and Probable reserves are estimated at 2.36 million ounces of gold and Measured and Indicated resources exclusive of reserves are estimated at 1.25 million ounces. The Company is estimating average annual production of 165,000 ounces of gold from the mine at total cost of sales of approximately $335 per ounce commencing in April 2008, with an initial project life of 9-1/2 years. In January 2007, the Company closed a public equity offering for gross proceeds of C$75 million. The Company also has announced the signing of a mandate letter for a project debt facility to be in place prior to the arrival of the mining fleet that has been ordered for delivery for mid-2007. The proceeds of its recent equity offering combined with additional debt financing will enable Western Goldfields to continue to advance the development of the Mesquite Mine.
    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol
WGDF.OB. For further details regarding the mineral reserves and mineral resources at Mesquite, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking statements and information within the meaning of the United States Private
Securities Litigation Reform Act of 1995 and similar Canadian legislation.
Such forward-looking statements are identified by words such as "estimates",
"intends", "anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures.
There can be no assurance that such statements will prove to be accurate;
actual results and future events could differ materially from such statements.
Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the U.S. Securities and Exchange
Commission and on www.SEDAR.com, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    Cautionary Note to U.S. Investors Concerning Estimates of Measured,
    Indicated, and Inferred Resources
    ---------------------------------
    This press release uses the terms "measured", "indicated" and "inferred"
mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States Securities and
Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

    <<
                                   APPENDIX
                                MESQUITE MINE
                               Drilling Results
                               February 8, 2007

    -------------------------------------------------------------------------
                                       Intersection                Assay
                               ----------------------------   ---------------
    Hole           Target      Horizon        From      To    Interval  Gold
    Number         ------      -------       ------    ----   -------- ------
    ------                                   (feet)   (feet)   (feet)  (oz/T)
    -------------------------------------------------------------------------
    WM05         Big Chief     Oxide           0.0     70.0     70.0    0.044
    Non-oxide                                 70.0    440.0    370.0    0.024
    Non-oxide                                745.0    805.0     60.0    0.013
    -------------------------------------------------------------------------
    WM06         Big Chief     Non-oxide       0.0    115.0    115.0    0.025
    Non-oxide                                335.0    520.0    185.0    0.015
    -------------------------------------------------------------------------
    WM07         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM08         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM09         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM10         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM11         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM12         Brownie Hill  Oxide         300.0    590.0    290.0    0.014
    -------------------------------------------------------------------------
    WM13         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM14         Brownie Hill  Oxide            Reported December 13, 2006
    -------------------------------------------------------------------------
    WM15         Brownie Hill  Oxide         315.0    365.0     50.0    0.021
    -------------------------------------------------------------------------
    WM16         Brownie Hill  Oxide         300.0    530.0    230.0    0.024
    -------------------------------------------------------------------------
    WM17         Brownie Hill  Oxide         320.0    450.0    130.0    0.013
    -------------------------------------------------------------------------
    WM18         Vista         Non-oxide     520.0    885.0    365.0    0.021
    -------------------------------------------------------------------------
    WM19         Vista         Non-oxide              Assays Pending
    -------------------------------------------------------------------------
    WM20         Vista         Non-oxide     405.0    470.0     65.0    0.024
                               Non-oxide     575.0    740.0    165.0    0.011
    -------------------------------------------------------------------------
    WM21         Vista         Non-oxide              Assays Pending
    -------------------------------------------------------------------------
    WM22         Brownie Hill  Oxide         350.0    405.0     55.0    0.023
    -------------------------------------------------------------------------
    >>

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld - President and Chief Executive Officer, (416)
324-6005, rthrelkeld(at)westerngoldfields.com; Julie Taylor Pantziris - Director,
Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com; Richard Wertheim, Investor and Media Relations,
Wertheim + Company Inc., (416) 594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 16:27e 08-FEB-07